Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated April 2, 2004, in the Registration Statement (Form S-1 No. 333-117145) and related Prospectus of International Securities Exchange, Inc. dated August 26, 2004.

/S/    ERNST & YOUNG LLP

New York, New York

August 26, 2004